UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2010

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jo-Ann Stores, Inc. ("Jo-Ann") has promoted Travis Smith, currently Chief Operating Officer, to President and Chief Operating Officer, effective January 31, 2010. Mr. Smith will retain his current responsibilities for overseeing the areas of marketing, merchandising, sourcing, inventory management, supply chain and store operations, while adding responsibility for information technology. Mr. Smith will continue to report to Darrell Webb, who will remain Chief Executive Officer and Chairman of the Board of Directors.

Mr. Smith, age 37, has served as Chief Operating Officer of Jo-Ann since February 1, 2009. He joined Jo-Ann as Executive Vice President of Merchandising and Marketing in July 2006. For eight years prior to assuming that role, he held merchandising and marketing positions of increasing responsibility with Fred Meyer, a division of The Kroger Company. Immediately prior to joining Jo-Ann, Mr. Smith was Senior Vice President of General Merchandise of Fred Meyer.

Mr. Smith’s employment agreement has not been amended in connection with the promotion.

Mr. Smith was not appointed as an executive officer of Jo-Ann, or promoted, pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. A copy of the press release announcing the promotion is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Jo-Ann Stores, Inc., dated January 19, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

January 19, 2010	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Jo-Ann Stores, Inc., dated January 19, 2010.